UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2014

Quest Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2580 Anthem Village Dr. Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 399-9777

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On December 2, 2014, the Board of Directors of the Company (the “Board”) appointed Mr. Tom Miller as member of the Board, effective immediately.

Mr. Tom Miller, age 63 was previously on the Board of Advisors of Bar Code Specialties, Inc. (“BCS”), the Company’s wholly owned subsidiary.

He previously served on the Board of Directors of Socket Mobile, Inc. and is a Partner in The SAGE Group of Bellevue, Washington, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller and The SAGE Group also advise private equity firms who invest in wireless and mobility companies. Prior to joining The SAGE Group, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President from 2004 to 2005. He was also Vice President of Corporate Development until July 2006 with Intermec’s parent company UNOVA. Prior to his appointment as President of Intermec, he was Executive Vice President, Global Sales and Marketing from 2001 to 2003, and Senior Vice President, Americas and System and Solutions from 1999 through 2001. Mr. Miller was Chairman of the Automatic Industry and Mobility Association from 2003 to March 2006 and was recognized for his contributions to the industry with induction into the AIDC100 organization in 2004. Mr. Miller previously served on the board of directors and the audit and compensation committees of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry, from October 2006 until January 18, 2011 when it was purchased by Stanley Works. Mr. Miller holds a Bachelors of Business and a Masters of Business Administration degree from Western Illinois University.

The Company is working with the board to determine a compensation for the director’s time at the board meetings.

Concurrently, the Company has entered into an agreement with The Sage Group, which Mr. Miller is a Partner, for one year at a rate of $10,000 per month to assist in the acquisition strategy, evaluate the Internet of Things market adoption for potential involvement and participation, inclusive of other proprietary strategies the Company is implementing for its growth plans.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description of Document
99.1	Press Release date December 2, 2014 announcing appointment to the Board
99.2	Press Release date December 4, 2014 announcing Free webinar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 5, 2014	Quest Solution, Inc.

/s/ Jason F. Griffith, CPA
Chief Executive Officer

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